UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017 (June 19, 2017)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

Investment in Cell C Proprietary Limited

On June 19, 2017, Net 1 UEPS Technologies, Inc. (the “Company”), through one of its subsidiaries, Net1 Applied Technologies South Africa Proprietary Limited (“Net1 SA”), entered into an Equity Implementation Agreement (the “Equity Implementation Agreement”) with Cell C Proprietary Limited (“Cell C”), a leading mobile provider in South Africa, 3C Telecommunications Proprietary Limited, Cell C’s sole shareholder (“3C”), and certain other Cell C stakeholders (the “Other Parties”). Pursuant to the Equity Implementation Agreement, the parties thereto agreed to an implementation framework for a number of transactions related to equity investments by Net1 SA and the Other Parties in Cell C in connection with a restructuring of Cell C’s equity and debt. The Equity Implementation Agreement provides for certain key commercial and legal principles, terms and conditions which will be applicable to the envisaged transactions.

On June 19, 2017, in connection with the Equity Implementation Agreement, Net1 SA entered into a Subscription Agreement (the “Subscription Agreement”) with Cell C. Pursuant to the Cell C Subscription Agreement, Net1 SA will purchase, subject to the satisfaction of closing conditions, approximately 75,000,000 class “A” shares for an aggregate purchase price of ZAR2.0 billion ($155.3 million) in cash. The Company expects to fund the transaction through a combination of cash resources and a debt facility from South African banks.

On June 19, 2017, in connection with its investment in Cell C, Net1 SA entered into the Cell C Shareholders Agreements (the “Shareholders Agreement”) with the Other Parties and Cell C to set the basis on which the parties thereto will participate as shareholders of Cell C.

On June 19, 2017, the USD/ZAR exchange rate was $1.00/ZAR12.88.

The foregoing description of the Agreements are qualified in their entirety by reference to the text of such agreements, which are filed as Exhibits 10.67 - 10.69 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit
No.	Description

10.67

Equity Implementation Agreement, dated as of June 19, 2017, by and among 3C Telecommunications Proprietary Limited, The Prepaid Company Proprietary Limited, Net1 Applied Technologies South Africa Proprietary Limited, the parties identified on Schedule 1.1.52 thereto, Albanta Trading 109 Proprietary Limited, Cedar Cellular Investment 1 (RF) Proprietary Limited, Magnolia Cellular Investment 2 (RF) Proprietary Limited, Yellowwood Cellular Investment 3 (RF) Proprietary Limited, and Cell C Proprietary Limited.

10.68	Subscription Agreement, dated as of June 19, 2017, by and between Net1 Applied Technologies South Africa Proprietary Limited and Cell C Proprietary Limited.

10.69

Cell C Shareholders Agreement, dated as of June 19, 2017, by and between Albanta Trading 109 Proprietary Limited, the parties identified on Schedule 1.1.55 thereto, The Prepaid Company Proprietary Limited, Net1 Applied Technologies South Africa Proprietary Limited, Cedar Cellular Investment 1 (RF) Proprietary Limited, Magnolia Cellular Investment 2 (RF) Proprietary Limited, Yellowwood Cellular Investment 3 (RF) Proprietary Limited, and Cell C Proprietary Limited

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: June 26, 2017	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Executive Officer and
Chief Financial Officer